                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to section 240.14a-11(c) or section 240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                        The Yankee Candle Company, Inc.
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                        THE YANKEE CANDLE COMPANY, INC.
                              16 YANKEE CANDLE WAY
                      SOUTH DEERFIELD, MASSACHUSETTS 01373
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

To the Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of THE YANKEE CANDLE COMPANY, INC. (the "Company"), a Massachusetts corporation, will be held on Wednesday, June 12, 2002, at 10:00 a.m. at The Yankee Candle Employee Health and Fitness Center, 25 Greenfield Road (Routes 5 &
10), South Deerfield, Massachusetts (adjacent to the Company's South Deerfield flagship store), to consider and act upon the following matters:

          1. To elect three Class III directors for the ensuing three years;

          2. To ratify the selection of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending December 28, 2002; and

          3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 18, 2002 as the record date for the determination of stockholders entitled to receive notice of and vote at the Annual Meeting and any adjournment thereof.

     We hope that all stockholders will be able to attend the Annual Meeting in person. In order to ensure that a quorum is present at the Annual Meeting, please date, sign and promptly return the enclosed Proxy whether or not you expect to attend the Annual Meeting. A postage-prepaid envelope has been enclosed for your convenience.

     All stockholders are cordially invited to attend the meeting.

                                             By Order of the Board of Directors,

                                             CRAIG W. RYDIN
                                             President and Chief Executive
                                             Officer

South Deerfield, Massachusetts
April 26, 2002

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                        THE YANKEE CANDLE COMPANY, INC.
                              16 YANKEE CANDLE WAY
                      SOUTH DEERFIELD, MASSACHUSETTS 01373
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                  FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 12, 2002

                              GENERAL INFORMATION

     The enclosed proxy is solicited by the Board of Directors of THE YANKEE CANDLE COMPANY, INC. (the "Company"), a Massachusetts corporation, for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, June 12, 2002, at 10:00 a.m. at The Yankee Candle Employee Health and Fitness Center, 25 Greenfield Road (Routes 5 & 10), South Deerfield, Massachusetts (adjacent to the Company's South Deerfield flagship store), and at any adjournment or adjournments thereof.

     All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised, by delivery of written revocation or a subsequently dated proxy to the Clerk of the Company, or by voting in person at the Annual Meeting.

     The Company's Annual Report to Stockholders for the fiscal year ended December 29, 2001 ("Fiscal 2001") is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about April 26, 2002.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL 2001 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT FOR EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER, THE YANKEE CANDLE COMPANY, INC., 16 YANKEE CANDLE WAY, SOUTH DEERFIELD, MASSACHUSETTS 01373. COPIES ARE ALSO AVAILABLE ON THE INTERNET AT BOTH THE COMPANY'S WEB SITE (www.yankeecandle.com) AND THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION'S EDGAR DATABASE WEB SITE (www.sec.gov).

QUORUM AND VOTE REQUIREMENT

     Stockholders of record at the close of business on April 18, 2002 will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or adjournments thereof. On that date, 54,327,708 shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), were issued and outstanding, constituting all of the outstanding voting stock of the Company. Each share of Common Stock entitles the holder to one vote with respect to all matters submitted to stockholders at the Annual Meeting.

     The representation in person or by proxy of at least a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Shares of Common Stock represented in person or by proxy (including shares which abstain or otherwise do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

     Directors are elected by a plurality of votes cast by stockholders entitled to vote at the Annual Meeting. The ratification of the selection of independent auditors requires the affirmative vote of the holders of shares representing a majority of votes cast on the matter.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by a broker or nominee who indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, will not be voted in favor of such matter, and also will not be counted as votes cast on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast on that matter (such as the election of directors and the ratification of the selection of independent auditors).

                               STOCK OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of April 16, 2002 unless indicated otherwise, certain information concerning the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of the Company's Common Stock; (ii) each of the Company's current directors; (iii) each of the Company's Named Executive Officers (as defined below under "Compensation of Executive Officers"); and (iv) all current executive officers and directors as a group.

     The number of shares beneficially owned by each 5% stockholder, director or executive officer is determined under rules of the Securities and Exchange Commission (the "SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire on or before June 15, 2002 through the exercise of stock options, and any reference in the footnotes to this table to shares subject to stock options refers only to stock options that are so exercisable. Any shares which a person or entity has the right to acquire on or before June 15, 2002 are deemed to be outstanding for purposes of computing the percentage of outstanding shares of Common Stock held by that person or entity, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

                           BENEFICIAL OWNERSHIP TABLE

                                                         SHARE OF COMMON      PERCENTAGE OF
                                                        STOCK BENEFICIALLY     OUTSTANDING
NAME OF BENEFICIAL OWNER                                      OWNED          COMMON STOCK(1)
------------------------                                ------------------   ---------------
5% STOCKHOLDERS:
Forstmann Little & Co. Equity Partnership-V,
  L.P.(2).............................................       14,134,662           26.0%
Forstmann Little & Co. Subordinated Debt and Equity
  Management Buyout Partnership-VI, L.P.(2)...........        9,308,192           17.1%
Chieftain Capital Management, Inc. (3)................        7,440,651           13.7%
Michael J. Kittredge(4)...............................        2,766,084            5.1%
OTHER CURRENT DIRECTORS:
Theodore J. Forstmann(2)..............................       23,442,854           43.2%
Sandra J. Horbach(2)..................................       23,442,854           43.2%
Jamie C. Nicholls(2)..................................                0              *
Dale F. Frey(5).......................................           18,900              *
Craig W. Rydin(6).....................................          141,000              *
Michael S. Ovitz(7)...................................          119,229              *
Ronald L. Sargent(8)..................................           61,023              *
Emily Woods(9)........................................           48,857              *
OTHER NAMED EXECUTIVE OFFICERS:
Gail M. Flood(10).....................................          315,816              *
Paul J. Hill(11)......................................           15,000              *
Harlan M. Kent(12)....................................           17,500              *
Robert R. Spellman....................................          451,234              *
Michael D. Parry(13)..................................          159,015              *
All Current Directors and Current Executive
Officers as a Group (13 persons) (14).................       27,299,847           50.2%

---------------

  * The percentage of shares of common stock beneficially owned does not exceed one percent (1%) of the outstanding shares of common stock.

 (1) There were 54,327,708 shares of Common Stock outstanding on April 16, 2002.

 (2) The general partner of Forstmann Little & Co. Equity Partnership-V, L.P., a Delaware limited partnership ("Equity-V"), is FLC XXX Partnership, L.P., a New York limited partnership ("FLC XXX Partnership") of which Theodore J. Forstmann, Sandra J. Horbach, Thomas H. Lister and Winston W. Hutchins are general partners. The general partner of Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VI, L.P., a Delaware limited partnership ("MBO-VI"), is FLC XXIX Partnership, L.P., a New York limited partnership of which Theodore J. Forstmann, Sandra J. Horbach, Thomas H. Lister, Winston

     W. Hutchins, Jamie C. Nicholls and Gordon A. Holmes are general partners. Accordingly, each of the individuals named above, other than Mr. Lister, with respect to MBO-VI, and Ms. Nichols and Mr. Holmes with respect to Equity-V and MBO-VI, for the reasons described below, may be deemed the beneficial owners of shares owned by MBO-VI and Equity-V and, for purposes of this table, beneficial ownership is included. Mr. Lister, with respect to MBO-VI, and Ms. Nicholls and Mr. Holmes, with respect to Equity-V and MBO-VI, do not have any voting or investment power with respect to, or any economic interest in, the shares of Common Stock held by MBO-VI or Equity-V; and, accordingly, Mr. Lister, Ms. Nicholls and Mr. Holmes are not deemed to be the beneficial owners of these shares. Mr. Frey is a member of the Forstmann Little Advisory Board and, as such, has an economic interest in the Forstmann Little partnerships. FLC XXX Partnership is a limited partner of Equity-V. None of the other limited partners in each of MBO-VI and Equity-V is otherwise affiliated with the Company, or Forstmann Little & Co. The address of Equity-V and MBO-VI is c/o Forstmann Little & Co., 767 Fifth Avenue, New York, New York 10153. The address for Mr. Theodore J. Forstmann, Ms. Sandra J. Horbach, Messrs. Thomas H. Lister, Winston W. Hutchins and Gordon A. Holmes, and Ms. Jamie C. Nicholls is c/o Forstmann Little & Co., 767 Fifth Avenue, New York, New York 10153.

 (3) The information is based solely on a Schedule 13G, dated February 12, 2002, filed with the SEC by Chieftain Capital Management, Inc. ("Chieftain"). Chieftain has investment discretion with respect to the shares of Common Stock listed. Chieftain's clients are the direct owners of such securities, and Chieftain does not have any economic interest in such securities. Such clients have the sole right to receive dividends from, and the proceeds from the sale of, such securities. No such client has an interest that relates to more than 5% of the class. The address of Chieftain is 12 East 49th Street, New York, NY 10017.

 (4) Includes 204,399 shares held by the Kittredge Charitable Remainder Unitrust of which Mr. Kittredge is the sole life beneficiary. Mr. Kittredge's address is c/o The Yankee Candle Company, Inc., 16 Yankee Candle Way, South Deerfield, Massachusetts 01373.

 (5) Mr. Frey may be deemed to be the beneficial owner of (i) 15,750 shares owned by Equity-V and (ii) 3,150 shares by virtue of compensation arrangements relating to his service as a member of the Forstmann Little Advisory Board, and for purposes of this table beneficial ownership of such shares is included.

 (6) Includes 16,000 shares of restricted Common Stock and 125,000 shares subject to options.

 (7) Includes 40,479 shares subject to options. In addition, although not a general partner of Equity-V, Mr. Ovitz may be deemed a beneficial owner of 78,750 shares owned by Equity-V and, for purposes of this table, beneficial ownership of such shares is included.

 (8) Includes 55,523 shares subject to options.

 (9) Represents 48,857 shares subject to options.

(10) Does not include 157,908 shares beneficially owned by Mr. Harry Flood, Ms. Gail Flood's husband.

(11) Represent shares subject to options.

(12) Represents 17,500 shares subject to options.

(13) Mr. Parry is the former President and Chief Executive Officer of the Company. He retired from the Company on March 31, 2001. While no longer with the Company, Mr. Parry is included in this table due to the fact that under applicable SEC regulations he is deemed to be a Named Executive Officer of the Company with respect to Fiscal 2001.

(14) Includes 307,859 shares subject to options.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. At this Annual Meeting, the Company will be electing three Class III directors.

     Currently there are three Class I directors, whose terms expire at the Annual Meeting of Stockholders following the fiscal year ending December 28, 2002 ("Fiscal 2002"), three Class II directors, whose terms expire at the Annual Meeting of Stockholders following the fiscal year ending January 3, 2004, and three Class III directors, whose terms expire at this Annual Meeting of Stockholders (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal). A director may only be removed with cause by the affirmative vote of the holders of a majority of the outstanding shares of capital stock entitled to vote in the election of directors. Each of the Forstmann Little partnerships (Equity-V and MBO VI) has a contractual right, for so long as it owns any shares of the Company's Common Stock, to designate a nominee for election to the Board of Directors, and the Company is obligated to solicit proxies in favor of such nominee and to use reasonable efforts to cause such person to be elected as a director.

     The persons named in the enclosed proxy will vote to elect Sandra J. Horbach, Emily Woods and Craig W. Rydin as Class III directors, unless authority to vote for the election of the nominees is withheld by marking the proxy to that effect. Ms. Horbach, Ms. Woods and Mr. Rydin are currently Class III directors of the Company. They have indicated their willingness to serve, if elected, but if they should be unable or unwilling to stand for election, proxies may be voted for substitute nominees designated by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE
NOMINEES.

     Set forth below are the names and certain information with respect to each director of the Company.

NOMINEES FOR CLASS III DIRECTORS

     SANDRA J. HORBACH has been a director of the Company since May 1998. She has been a general partner of FLC XXIX Partnership, L.P. since 1993. She also serves as a director of Community Health Systems, Inc., XO Communications, Inc. and Citadel Communications Corporation. Ms. Horbach is 41 years old.

     EMILY WOODS has been a director of the Company since April 1999. She is the Chairman and co-founder of J. Crew Group, Inc., an apparel company, where she has been employed since 1983. Ms. Woods is 40 years old.

     CRAIG W. RYDIN has been a director of the Company since April 2001. Mr. Rydin joined the Company in April 2001 and serves as the President and Chief Executive Officer. Prior to joining the Company, Mr. Rydin was the President of the Away From Home food services division of Campbell Soup Company, a position he had held since 1998. From 1996 to 1998 Mr. Rydin served as the President of the Godiva Chocolates division of Campbell. Prior to Godiva, Mr. Rydin had held a number of senior management positions at Pepperidge Farm, Inc., also a part of Campbell. Mr. Rydin is 50 years old.

CLASS I DIRECTORS

     THEODORE J. FORSTMANN has been a director of the Company since April 1999. Mr. Forstmann has been a general partner of FLC XXIX Partnership, L.P., a general partner of Forstmann Little & Co., since he co-founded Forstmann Little & Co. in 1978. He also serves as a director of McLeodUSA Incorporated, Community Health Systems, Inc. and Citadel Communications Corporation. Mr. Forstmann is 62 years old.

     MICHAEL S. OVITZ has been a director of the Company since April 1999. In August 1998, Mr. Ovitz co-founded Artists Management Group, a management/production/multi-media company in which he continues to serve as a Principal. From October 1995 to December 1996, Mr. Ovitz was President of The Walt Disney Company. From 1975 to 1995, Mr. Ovitz served as chairman of Creative Artists Agency, which he co-founded. He also serves as a director of Loudcloud, Inc. Mr. Ovitz is 55 years old.

     JAMIE C. NICHOLLS has been a director of the Company since June 2000. Ms. Nicholls has been a general partner of FLC XXIX Partnership, L.P., a general partner of Forstmann Little & Co., since January 2000. Ms. Nicholls joined Forstmann Little & Co. as an associate in 1995. Prior to joining Forstmann Little & Co., she was an associate in Goldman, Sachs & Co.'s principal investment area from 1993 to 1995. Ms. Nicholls is 35 years old.

CLASS II DIRECTORS

     MICHAEL J. KITTREDGE is the Chairman of the Board and the founder of the Company. He served as a director until April 1998 and was re-elected as a director of the Company in April 1999. Mr. Kittredge served as Chairman and Chief Executive Officer from July 1996 until November 1998 when he relinquished the position of Chief Executive Officer. Prior to July 1996, Mr. Kittredge served as Chairman, President, Treasurer and Clerk. He has been honored several times by the United States Small Business Administration (S.B.A.), once in 1985 as the winner of the "Entrepreneurial Success Award," and again in 1986 as the "Businessman of the Year" for Massachusetts and the New England region. In 1996, Mr. Kittredge received USA Today's and Ernst & Young's Retail Entrepreneur of the Year Award. Mr. Kittredge is 50 years old.

     RONALD L. SARGENT has been a director of the Company since May 1999. Mr. Sargent is currently the Chief Executive Officer of Staples, Inc., an office products company, after serving as President and Chief Operating Officer since November 1998. Prior to that time, he served in various capacities since joining Staples in March 1989, including President - North American Operations from October 1997 to November 1998, President - Staples Contract & Commercial from June 1994 to October 1997, and Vice President - Staples Direct and Executive Vice President - Contract & Commercial from September 1991 until June 1994. Mr. Sargent also serves as a director of Staples, Inc. Mr. Sargent is 46 years old.

     DALE F. FREY has been a director of the Company since June 2001. Mr. Frey, now retired, served as Chairman of the Board and President of General Electric Investment Corp. from 1984 through 1997. He also served as Vice President and Treasurer of General Electric Company from 1980 to 1984 and again from 1986 to 1994. Mr. Frey is also a director of Praxair, Inc., Roadway Express Inc., Aftermarket Technology Corp., Community Health Systems, Inc., and McLeodUSA Incorporated. Mr. Frey is 69 years old.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors met three times during Fiscal 2001. During Fiscal 2001, each of the Company's directors attended 75% or more of the aggregate number of meetings of the Board held while he or she served as a director and of the committees of the Board on which he or she served, with the exception of Michael Kittredge and Michael Ovitz, each of whom was unable to attend one of the three meetings of the Board.

     At all times during Fiscal 2001, Ronald L. Sargent and Emily Woods served as members of the Audit Committee of the Board of Directors. Each has served on the Audit Committee since 1999. Dale F. Frey joined Mr. Sargent and Ms. Woods as a member of the Audit Committee in June 2001. The Audit Committee has the authority to review the Company's internal accounting policies and procedures, to review the Company's financial statements, to consult with and review the results and scope of audits and other services provided by the Company's independent accountants and to perform such other functions as may from time to time be delegated to it by the Board of Directors. The Audit Committee has adopted a written charter. The Audit Committee met six times during Fiscal 2001.

     At all times during Fiscal 2001, Theodore J. Forstmann and Sandra J. Horbach served as members of the Compensation Committee of the Board of Directors. Each has served on the Compensation Committee since April 1999. Ms. Jamie C. Nicholls joined Mr. Forstmann and Ms. Horbach as a member of the Compensation Committee in June 2001. The Compensation Committee has the authority to take all actions necessary or desirable to administer the Company's employee benefit plans, including selecting participants, granting options, construing and interpreting the terms of such plans and establishing from time to time, such regulations, provisions, procedures and conditions regarding options and awards under such plans as may be advisable, to determine the cash compensation of the Company's executive officers and to perform such other functions as may from time to time be delegated to it by the Board of Directors. The Compensation Committee met six times during Fiscal 2001.

     The Company does not have a standing nominating committee or a committee performing similar functions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Each of the members of the Compensation Committee are general partners in partnerships affiliated with the Forstmann Little partnerships. None of the Compensation Committee members have been officers or employees of the Company or its subsidiaries. No executive officer of the

Company has served as a member of the Board of Directors or Compensation Committee of another entity, one of whose executive officers served as a member of the Board of Directors or Compensation Committee of the Company.

COMPENSATION OF DIRECTORS

     Directors who are neither executive officers of the Company nor general partners in the Forstmann Little partnerships have been granted options to purchase Common Stock in connection with their election to the Board of Directors of the Company. Mr. Michael S. Ovitz and Ms. Emily Woods each received options to purchase 48,857 shares of the Company's Common Stock at $4.25 per share in 1998. These options vested ratably over a three-year period and are now fully vested. Mr. Ronald L. Sargent received an option to purchase 48,857 shares of Common Stock at $18.00 per share in 1999. This option to purchase shares is immediately exercisable. In April 2001, Mr. Sargent received an additional option to purchase 20,000 shares of Common Stock at $14.09 per share, which option vests ratably over a three-year period. Mr. Dale F. Frey received an option to purchase 20,000 shares of the Company's Common Stock at $16.20 per share in 2001. This option vests ratably over a three year period.

     Directors do not receive any fees for serving on the Company's Board, but are reimbursed for their out-of-pocket expenses arising from attendance at meetings of the Board and committees.

COMPENSATION OF EXECUTIVE OFFICERS

     Summary Compensation Table. The following table sets forth information concerning the compensation for services rendered to the Company for Fiscal 2001, the fiscal year ended December 30, 2000 ("Fiscal 2000") and the fiscal year ended January 1, 2000 ("Fiscal 1999), of the Company's Chief Executive Officer at the end of Fiscal 2001, any other person who served as Chief Executive Officer of the Company at any time during Fiscal 2001, and the four other most highly paid executive officers during Fiscal 2001 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                     COMPENSATION(2)
                                                                          AWARDS
                                    ANNUAL COMPENSATION(1)       ------------------------
                                 -----------------------------   RESTRICTED      SHARES
NAME AND                         FISCAL                            STOCK       UNDERLYING      ALL OTHER
PRINCIPAL POSITION                YEAR     SALARY     BONUS(3)     AWARDS      OPTIONS(#)   COMPENSATION(4)
------------------               ------   --------    --------   ----------    ----------   ---------------
Craig W. Rydin (5).............   2001    $242,308    $174,462    $460,950(10)  500,000        $308,015
  President and Chief             2000          --          --          --           --              --
  Executive Officer               1999          --          --          --           --              --
Michael D. Parry(6)............   2001      95,192          --          --           --         179,808
  Former Chief                    2000     268,942          --          --           --              --
  Executive Officer               1999     230,000      80,500          --           --          20,000
Robert R. Spellman.............   2001     275,000(7)   68,750          --           --          20,000
  Senior Vice President,          2000     268,942          --          --           --              --
  Finance and Chief               1999     230,000      80,500          --           --          20,000
  Financial Officer
Gail M. Flood..................   2001     224,038      56,010          --           --          20,000
  Senior Vice President,          2000     200,000          --          --           --              --
  Retail                          1999     174,519      61,250          --           --          20,000
Paul J. Hill(8)................   2001     203,500      50,875          --       15,000          20,000
  Senior Vice                     2000      51,538      55,000          --       60,000          32,430
  President, Operations           1999          --          --          --           --              --
Harlan M. Kent(9)..............   2001     122,692      44,000          --       70,000          96,929
  Senior Vice                     2000          --          --          --           --              --
  President, Wholesale            1999          --          --          --           --              --

---------------

 (1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonus for each executive officer for each fiscal year shown.

 (2) The Company did not grant any stock appreciation rights or make any long-term incentive plan payouts during any fiscal year covered.

 (3) Represents amounts paid under the Company's Management Bonus Plan for the relevant fiscal year.

 (4) Fiscal 2001 amounts consist of a matching contribution of $20,000 under the Company's Executive Deferred Compensation Plan with respect to Messrs. Rydin, Spellman and Hill and Ms. Flood, and of $8,800 with respect to Mr. Kent, and, in addition, (i) with respect to Mr. Rydin, a one-time sign-on bonus of $165,000, a portion of which must be repaid to the Company under certain circumstances as more fully set forth herein below, and $123,015 representing reimbursement to Mr. Rydin for relocation and transitional living expenses, (ii) with respect to Mr. Parry, salary continuation payments made to Mr. Parry in Fiscal 2001 pursuant to the terms of the agreement between the Company and Mr. Parry more fully described herein below, and (iii) with respect to Mr. Kent, a one-time sign-on bonus of $23,790 and $64,339 representing reimbursement to Mr. Kent for relocation and transitional living expenses. Fiscal 2000 amounts, with respect to Mr. Hill, consist of $32,430 representing reimbursement to Mr. Hill for relocation and transitional living expenses. Fiscal 1999 amounts consist of a matching contribution of $20,000 under the Company's Executive Deferred Compensation Plan.

 (5) Mr. Rydin became an employee of the Company in April 2001 and therefore received compensation for only a portion of Fiscal 2001.

 (6) Mr. Parry resigned as President and Chief Executive Officer of the Company in March 2001.

 (7) Mr. Spellman's annual base salary was increased to $275,000 in February 2000. There was no salary adjustment in Fiscal 2001.

 (8) Mr. Hill became an employee of the Company in September 2000 and therefore received compensation for only a portion of Fiscal 2000.

 (9) Mr. Kent became an employee of the Company in June 2001 and therefore received compensation for only a portion of Fiscal 2001.

(10) On March 31, 2001, Mr. Rydin was awarded 35,000 shares of restricted Common Stock, which shares vest in installments over the period ending on October 2, 2002. As of December 29, 2001, the 35,000 shares of restricted Common Stock awarded to Mr. Rydin had a total value of $799,750, based on the fair market value of the Company's Common Stock as of December 29, 2001 as determined by the closing sale price of the Company's Common Stock reported by the New York Stock Exchange on December 28, 2001, the last trading day of fiscal 2001.

     Option Grants Table. The following table sets forth certain information concerning grants of stock options made by the Company to Named Executive Officers in Fiscal 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                       INDIVIDUAL GRANTS
                               -----------------------------------------------------------------
                               NUMBER OF      PERCENT OF
                                 SHARES     TOTAL OPTIONS
                               UNDERLYING     GRANTED TO     EXERCISE
                                OPTIONS      EMPLOYEES IN    PRICE PER   EXPIRATION   GRANT DATE
NAME                           GRANTED(1)    FISCAL YEAR     SHARE(2)       DATE       VALUE(3)
----                           ----------   --------------   ---------   ----------   ----------
Craig W. Rydin...............   500,000         72.31%        $13.17     3/31/2011    $2,948,194
Paul J. Hill.................    15,000          2.17%        $17.92     9/11/2011       120,400
Harlan M. Kent...............    70,000         10.12%        $17.19     5/03/2011       538,720

---------------

(1) Each of the above option grants vests ratably over a four year period commencing on the date of the grant. No stock option grants were made to Mr. Spellman, Ms. Flood or Mr. Parry during Fiscal 2001.

(2) In each of the above instances, the exercise price per share of the options granted is equal to the fair market value of the Company's Common Stock as of the grant date, as determined by the closing sale price of the Company's Common Stock reported by the New York Stock Exchange on the grant date.

(3) The estimated present values at grant date have been calculated using a Black-Scholes option pricing model, based upon the following assumptions: a five year expected life of option; a dividend yield of 0.0%; expected volatility of 50%; and a risk free interest rate of 1.69%, representing the interest rate on a U.S. Government zero-coupon bond on the date of grant, with a maturity corresponding to the expected life of the option.

     Aggregated Option Exercises and Fiscal Year-End Option Value Table. The following table sets forth certain information concerning the exercise of stock options during the last fiscal year by each of the Named Executive Officers and the number and value of unexercised options held by each of the Named Executive Officers on December 29, 2001.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                          NUMBER OF SHARES OF
                                                              COMMON STOCK            VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                       SHARES ACQUIRED      VALUE      OPTIONS AT FISCAL YEAR END     AT FISCAL YEAR END(3)
NAME(1)                ON EXERCISE(2)    REALIZED(2)   EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
-------                ---------------   -----------   --------------------------   -------------------------
Craig W. Rydin.......         0              $0                 0 / 500,000            $      0/$4,840,000
Paul J. Hill.........         0              $0              15,000/ 60,000            $ 164,550/ $567,600
Harlan M. Kent.......         0              $0                   0/ 70,000            $       0/ $396,200

---------------

(1) Neither Mr. Parry, Mr. Spellman nor Ms. Flood own options to purchase shares of the Company's Common Stock.

(2) There were no options exercised by any Named Executive Officer in Fiscal
    2001.

(3) Based on the fair market value of the Company's Common Stock as of December 29, 2001, as determined by the closing sale price of the Company's Common Stock reported by the New York Stock Exchange on December 28, 2001, the last trading day in Fiscal 2001, less the applicable option exercise price.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     On October 22, 1998, the Company entered into an employment agreement with Mr. Spellman. The agreement provides that Mr. Spellman shall (i) serve as Senior Vice President and Chief Financial Officer, (ii) receive a base salary of $230,000 per year, (iii) be eligible to receive a target bonus equal to 35% of base salary under the executive bonus plan, (iv) have the right to purchase 544,614 shares of Common Stock, and (iv) receive a one-time signing bonus of $500,000, which he would have had to repay if he left voluntarily or was terminated for cause prior to May 9, 2000.

     On August 31, 2000, the Company entered into an employment agreement with Mr. Hill, which has the following principal terms. Mr. Hill will receive an annual base salary of $200,000, will participate in the Company's executive bonus plan (with a guaranteed bonus of $55,000 for 2000 and a target bonus of 30% of his annual base salary beginning in 2001), and will participate in other benefit programs of the Company available to executives. Mr. Hill also was reimbursed for relocation and transitional living expenses. The Company granted Mr. Hill an option for 60,000 shares of common stock, which vests ratably over a four-year period. If the Company terminates Mr. Hill's employment other than for cause (as defined in his agreement) prior to September 19, 2002 (the second anniversary of the start of his employment), the Company will pay to Mr. Hill a one-time severance payment in the amount of his annual base salary.

     On March 31, 2001, the Company entered into an employment agreement with Mr. Rydin, which has the following principal terms. Mr. Rydin will receive an annual base salary of $360,000, will participate in the Company's executive bonus plan (with a guaranteed bonus for 2001 based upon 70% of his base salary pro-rated for the portion of the year he was employed), and will participate in other benefit programs of the Company available to executives. Mr. Rydin also received a one-time sign-on bonus of $165,000, a portion of which must be repaid to the Company if he resigns or is terminated for cause (as defined in his agreement) prior to April 23, 2003 (the second anniversary of the start of his employment); is entitled to receive additional payments totaling $165,000, payable in installments of $75,000 on March 2, 2002, $15,000 on August 3, 2002 and $75,000 on October 2, 2002, contingent on his continued employment with the Company on those dates; and was reimbursed for relocation and transitional living expenses. The Company granted Mr. Rydin 35,000 shares of restricted common stock, which vest in installments over the period ending October 2, 2002, with unvested shares being forfeited to the Company if his employment terminates during this period; and granted Mr. Rydin an option for 500,000 shares of common stock, which vests ratably over a four-year period. If the Company terminates Mr. Rydin's employment prior to April 23, 2003 other than for cause, the Company will continue to pay to Mr. Rydin his base salary for a two-year period following employment termination, subject to Mr. Rydin's execution of a two-year non-compete agreement with the Company, and continue to provide medical benefits to Mr. Rydin for up to three years after employment termination. If, within 24 months following a change in control of the Company (as defined in his agreement), the Company terminates Mr. Rydin's employment other than for a cause or Mr. Rydin resigns for good reason (as defined in his agreement), the Company will continue to pay to Mr. Rydin his base salary plus the average of his two most recent annual bonuses for a two-year period following employment termination, subject to Mr. Rydin's execution of a two-year non-compete agreement with the Company, and continue to provide medical benefits to Mr. Rydin for up to three years after employment termination.

     On May 2, 2001, the Company entered into an employment agreement with Mr. Kent, which has the following principal terms. Mr. Kent will receive an annual base salary of $220,000, will participate in the Company's executive bonus plan (with a target bonus of 40% of his annual base salary pro-rated for the portion of the year he was employed), and will participate in other benefit programs of the Company available to executives. Mr. Kent also received a one-time sign-on bonus of $15,000 and was reimbursed for relocation and transitional living expenses. The Company granted Mr. Kent an option for 70,000 shares of common stock, which vests ratably over a four-year period. If the Company terminates Mr. Kent's employment other than for cause (as defined in his agreement), the Company will pay to Mr. Kent a one-time severance payment in the amount of his annual base salary.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee was established in 1999 in connection with the Company's transition from a privately-held company to a company with publicly traded Common Stock. The Committee is composed of three (3) non-employee directors: Theodore J. Forstmann, Sandra J. Horbach and Jamie C. Nicholls.

     The Committee is responsible for developing, implementing and administering the Company's compensation policies. These responsibilities include, among other things, determination of the cash compensation paid to the Company's executive officers, the establishment and administration of the Company's bonus programs and the granting of stock options or awards pursuant to the Company's employee benefit plans. All decisions of the Committee relating to the compensation of executive officers are reviewed by the Board of Directors.

     The objectives of the Company's compensation policies, and the goals of the Board of Directors and the Committee in administering the same, are (i) to provide a level of compensation that will allow the Company to attract, motivate, retain and reward talented executives who have the ability to contribute to the success of the Company, (ii) to link executive compensation to the success of the Company through the use of bonus payments based in whole or in part upon the Company's performance (or that of a particular business unit),
(iii) to align the interests of the executives with those of the Company's stockholders through equity participation, including the use of stock awards or option grants, thereby providing incentive for, and rewarding, the attainment of objectives that inure to the benefit of the Company's stockholders, and (iv) to motivate and reward high levels of performance or achievement.

     Base Salary. Determinations as to appropriate base salaries are largely subjective, and do not depend upon the application of a particular formula or the use of designated benchmarks. In establishing base salaries for the Company's executive officers in 2001, the Committee considered numerous factors, including its subjective assessment of the executive's performance, the nature of the executive's responsibilities, the executive's contributions and importance to the Company, the executive's historical compensation and the nature and extent of the executive's other forms of compensation. To the extent it deems it appropriate, the Committee also considers the salaries of executives at other companies whose business and/or financial situation is similar to that of the Company, together with competitive conditions and the general economic conditions within the area and within the industry. The Company anticipates that future determinations of base salary made by the Committee will be based upon similar factors.

     Bonuses. The Company has adopted a Management Bonus Plan (the "Bonus Plan") to reward certain members of management and other key individuals for their contributions to the Company's success and for the attainment of personal and/or team goals. Under the terms of the Bonus Plan, each participant is eligible to receive a target bonus amount equal to a specified percentage of the participant's base salary. Payment of bonus awards under the Bonus Plan is conditioned upon the achievement by the Company of pre-approved annual operating and financial objectives, and/or the attainment by the participant of certain pre-approved individual or team objectives. The Bonus Plan also provides, under certain circumstances, for the payment of increased or reduced awards (i.e., above or below the established target amount) in the event the applicable objectives are surpassed or substantially (at least 90%) attained, respectively. The Company believes that bonus awards tied to the achievement of pre-approved Company and/or individual objectives provide its executives and management personnel with additional incentive for superior performance and also align the interests of such personnel with those of the Company's stockholders. The provisions of the Bonus Plan, including the establishment of the applicable annual performance objectives, are reviewed and approved by the Committee each year. The Company did not achieve the pre-approved operating and financial goals established for Fiscal 2001 under the Bonus Plan. However, because the Committee believed that the Company's inability to attain the pre-approved objectives was due in large part to economic conditions beyond the control of the Company, including those relating to the events of September 11, 2001 and its aftermath, and further believed that the Company performed well relative to other comparable companies in light of such circumstances, the Committee exercised its discretionary authority to award bonuses under the Bonus Plan at a level generally equal to fifty percent (50%) of each qualifying participant's applicable bonus target.

     Stock Options and Awards. The Company believes that stock options and awards provide an incentive for its executives to maximize stockholder value and, because such option grants and awards typically vest over a period of several years, serve as an important means of retaining key personnel. In addition, stock option grants only serve to compensate the recipients to the extent that the Company's stockholders also benefit. Pursuant to the Company's Stock Option and Award Plan, the Committee has the authority to grant stock options and awards as part of the compensation of key executives and management personnel and to determine the terms and conditions of such grants, including without limitation the vesting period and the exercise price of any option grants. The decision to grant stock options and awards is made subjectively by the Committee based largely upon many of the same factors considered in determining base salary. The Committee also considers factors such as the number of outstanding shares of the Company's Common Stock, the number of shares reserved for issuance under the Company's option plan, recommendations of the Company's executive officers with respect to non-executive officer associates and the Company's hiring and retention needs. Each executive officer has received stock awards and/or option grants or otherwise holds a significant equity interest in the Company. The Company anticipates that additional stock awards or option grants may be issued to executive officers and other key personnel in the future as part of its executive compensation program.

     Chief Executive Officer Compensation. In 2001 the Company hired Craig W. Rydin as its new Chief Executive Officer. Pursuant to the employment letter agreement between the Company and Mr. Rydin and more fully described elsewhere herein, (i) Mr. Rydin's annual base salary was established at $360,000, (ii) his bonus target for purposes of the Bonus Plan was established at 70% of his base salary paid during the applicable fiscal year, with the Fiscal 2001 bonus payment being guaranteed, and (iii) Mr. Rydin was awarded 35,000 shares of restricted stock and was granted options to purchase 500,000 shares of the Company's Common Stock, each subject to vesting requirements and other conditions. The foregoing compensation was based upon the Committee's review of Mr. Rydin's experience and qualifications and other information deemed appropriate by the Committee. The Committee believes that Mr. Rydin's compensation is consistent with the range of compensation levels received by chief executive officers of similar experience and qualifications in companies of comparable size and stage of development.

     Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that compensation in excess of $1,000,000 paid to the Chief Executive Officer or to any of the other four most highly compensated executive officers of a company will not be deductible for federal income tax purposes unless such compensation is paid pursuant to one of the enumerated exceptions set forth in Section 162(m). The Company's primary objective in designing and administering its compensation policies is to support and encourage the achievement of the Company's long term strategic goals and to enhance stockholder value. When consistent with this compensation philosophy, the Company also intends to attempt to structure its compensation programs such that compensation paid thereunder will be tax deductible by the Company. In general, stock options granted under the Company's Stock Option and Award Plan are intended to qualify under and comply with the "performance based compensation" exemption provided under Section 162(m), thus excluding from the Section 162(m) compensation limitation any income recognized by executives pursuant to such stock options. The Committee intends to review periodically the potential impacts of Section 162(m) in structuring and administering the Company's compensation programs.

                                         COMPENSATION COMMITTEE OF THE BOARD OF
                                         DIRECTORS

                                         Theodore J. Forstmann
                                         Sandra J. Horbach
                                         Jamie C. Nicholls

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee of the Company's Board of Directors is composed of three (3) non-employee directors, Ronald L. Sargent, Emily Woods and Dale F. Frey. The Audit Committee acts under a written charter first adopted and approved in 2000 and reviewed annually. The Audit Committee reassessed its charter in February 2002 and concluded that it continues to be adequate and does not need updating. The members of the Audit Committee are independent directors, as defined by its charter and the rules of the New York Stock Exchange.

     Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted accounting principles and for issuing a report on those financial statements. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company's management, internal accounting and financial personnel and the independent auditors, the following:

     - the Company's financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;

     - changes in and the application of the Company's accounting practices, principles, controls or methodologies;

     - significant developments or changes in accounting rules applicable to the Company; and

     - the adequacy of the Company's internal controls and accounting and financial personnel.

     The Audit Committee reviewed the Company's audited financial statements for Fiscal 2001 and discussed these financial statements with the Company's management. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Deloitte & Touche LLP, the Company's independent auditors.

     The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee discussed with the independent auditors the matters disclosed in this letter and their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of the other, non-audit related services to the Company which are referred to below under "Ratification of Selection of Independent Auditors" is compatible with maintaining such auditors' independence.

     Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 29, 2001.

                                         AUDIT COMMITTEE OF THE BOARD OF
                                         DIRECTORS

                                         Dale F. Frey
                                         Ronald L. Sargent
                                         Emily Woods

COMPARATIVE STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company's Common Stock between July 1, 1999 (the date the Company's Common Stock began trading on the New York Stock Exchange) and December 31, 2001 with the cumulative total return of (i) Standard & Poor's 500 Composite Index and (ii) the Russell 2000 Index. The graph assumes the investment of $100.00 on July 1, 1999 in the Company's Common Stock, the Standard & Poor's 500 Composite Index and the Russell 2000 Index, and assumes dividends are reinvested.

                COMPARISON OF 30 MONTH CUMULATIVE TOTAL RETURN*
           AMONG THE YANKEE CANDLE COMPANY, INC., THE S & P 500 INDEX
                           AND THE RUSSELL 2000 INDEX

[COMPARISON GRAPH]

----------------------------------------------------------------------------------------------
                                                             CUMULATIVE TOTAL RETURN
                                                   -------------------------------------------
                                                   7/1/99     12/31/99    12/31/00    12/31/01
----------------------------------------------------------------------------------------------
 THE YANKEE CANDLE COMPANY, INC.                   100.00       90.63       61.46      125.89
----------------------------------------------------------------------------------------------
 S & P 500                                         100.00      107.71       97.90       86.26
----------------------------------------------------------------------------------------------
 RUSSELL 2000                                      100.00      110.96      107.60      110.28
----------------------------------------------------------------------------------------------

* $100 INVESTED ON 7/1/99 IN STOCK OR ON 6/30/99 IN INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS.

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     Deloitte & Touche LLP has served as the Company's independent accountants since May 1998. The Board of Directors has selected Deloitte & Touche LLP as the Company's independent accountants for Fiscal 2002. Although stockholder approval of the Board of Directors' selection of Deloitte & Touche LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If the stockholders do not ratify the selection of Deloitte & Touche LLP, the Board of Directors will reconsider the matter.

     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and will also be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THIS SELECTION.

AUDIT FEES

     Deloitte & Touche LLP, including the member firms of Deloitte Touche Tohmatsu, billed the Company an aggregate of $272,000 in fees for professional services rendered in connection with the audit of the Company's financial statements for Fiscal 2001 and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during Fiscal 2001.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Deloitte & Touche LLP, including the member firms of Deloitte Touche Tohmatsu, billed the Company an aggregate of $473,900 for professional services rendered to the Company in Fiscal 2001 in connection with services related primarily to the design and implementation of inventory management systems and supply chain process improvements. No fees were billed to the Company in connection with either the operation of the Company's information systems or the management of its local area network.

ALL OTHER FEES

     Deloitte & Touche LLP, including the member firms of Deloitte Touche Tohmatsu, billed the Company an aggregate of $215,631 in fees for other services rendered to the Company and its affiliates in Fiscal 2001, which services consisted entirely of (i) tax-related services performed and invoiced in Fiscal 2001, (ii) research and consultation relating to certain restructuring activities and (iii) research and consultation regarding the Company's transitioning of chief executive officers.

                                 OTHER MATTERS

OTHER BUSINESS

     The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, to the extent permitted by SEC proxy rules, or otherwise act, in accordance with their judgment on such matters.

SOLICITATION OF PROXIES

     The cost of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, officers and employees of the Company may solicit proxies in person or by telephone. The Company may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and holders of more than 10% of its outstanding Common Stock to file with the SEC initial reports of ownership of the Company's Common Stock and other equity securities on a Form 3 and reports of changes in such beneficial ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the Company's records and written representations by the persons required to file such reports, except as set forth in the following sentence the filing requirements of Section 16(a) were satisfied on a timely basis with respect to the Company's most recent fiscal year. Michael J. Kittredge inadvertently failed to file a Form 4 on a timely basis in connection with the sale in December 2001 of 600 shares of the Company's Common Stock held in trust for his minor son. A Form 5 with respect to this sale was filed in February 2002.

STOCKHOLDER PROPOSALS

     Proposals of stockholders submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act") to be presented at the 2003 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than 120 days prior to the anniversary of the mailing date of this Proxy Statement in order to be considered for inclusion in the Company's proxy materials for the meeting.

     The Company's by-laws require that the Company be given advance written notice of stockholder nominations for election to the Company's Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company's proxy materials in accordance with Rule 14a-8 under the Exchange Act).

     Stockholder nominations for election to the Company's Board of Directors must be received by the Company's Clerk not less than 45 days nor more 60 days prior to the anniversary of the date on which the Company first mailed its proxy materials for the prior year's annual meeting of stockholders; provided, however, that if the date of such annual meeting is more than 30 days before or after the anniversary of the prior year's annual meeting, such nomination must be mailed or delivered to the Clerk not later than the close of business on the later of (i) the date 60 days prior to the date of such meeting or (ii) the 10th day following the date on which the notice of the meeting was mailed or public disclosure was made, whichever occurs first. No such stockholder nominations with respect to this Annual Meeting were received by the Company's Clerk within the foregoing timeframes.

     For all other matters, the stockholder notice must be received at the Company's principal executive offices not less than 45 days nor more 60 days prior to the anniversary of the date on which the Company first mailed its proxy materials for the prior year's annual meeting of stockholders; provided, however, that if the date of such annual meeting is more than 30 days before or after the anniversary of the prior year's annual meeting, such stockholder's notice must be mailed or delivered to the Clerk not later than the close of business on the later of (i) the date 60 days prior to the date of such meeting or (ii) the 10th day following the date on which the notice of the meeting was mailed or public disclosure was made, whichever occurs first. No such stockholder notices with respect to this Annual Meeting were received by the Company's Clerk within the foregoing timeframes.

     The Company's by-laws also specify requirements relating to the content of such notices which stockholders must provide to the Clerk of the Company for any matter, including a stockholder nomination for director, to be properly presented at a stockholder meeting.

HOUSEHOLDING OF ANNUAL MATERIALS

     Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you call us at (413) 665-8306, or write us at the following address: The Yankee Candle Company, Inc., 16 Yankee Candle Way, South Deerfield, MA 01373. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

                                         By Order of the Board of Directors

                                         ROBERT R. SPELLMAN
                                         Clerk

South Deerfield, Massachusetts
April 26, 2002

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                     YANCM-PS-02

                                  DETACH HERE                             ZYANC2

                                     PROXY

                        THE YANKEE CANDLE COMPANY, INC.

                ANNUAL MEETING OF STOCKHOLDERS -- JUNE 12, 2002

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, having received notice of the Annual Meeting and management's Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) Robert R. Spellman and James A. Perley, and each of them (with full power of substitution), as proxies of the undersigned to attend the Annual Meeting of Stockholders of The Yankee Candle Company, Inc. (the "Company") to be held on Wednesday, June 12, 2002 and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

Attendance of the undersigned at the meeting or at any adjourned session thereof will be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at such meeting or adjourned session the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

SEE REVERSE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
   SIDE                                                                 SIDE

THE YANKEE CANDLE COMPANY, INC.

C/O EQUISERVE
P.O. BOX 43063
PROVIDENCE, RI 02940






                                  DETACH HERE                             ZYANC1


/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL SPECIFIED BELOW, THIS PROXY WILL BE VOTED FOR SUCH ELECTION TO OFFICE OR PROPOSAL.

                                                                                                     FOR      AGAINST     ABSTAIN
1.  To elect the following individuals as Class III         2.  To ratify the selection of Deloitte   / /        / /         / /
    Directors:                                                  & Touche LLP as the Company's
    Nominees: (01) Sandra J. Horbach,                           independent auditors for the
    (02) Craig W. Rydin and (03) Emily Woods                    current fiscal year.

FOR                                       WITHHELD
ALL       /  /                   /   /    FROM ALL
NOMINEES                                  NOMINEES


/  /                                                            In their discretion, the named Proxies are authorized to
--------------------------------------------------              vote upon such other matters as may properly come
      For all nominees except as noted above                    before the meeting, or any adjournment thereof.


                                                                MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT               /  /

                                                                Please sign name(s) exactly as appearing hereon.
                                                                When signing as attorney, executor, administrator
                                                                or other fiduciary, please give your full title as
                                                                such. Joint owners should each sign personally. If
                                                                a corporation, sign in full corporate name, by
                                                                authorized officer. If a partnership, please sign
                                                                in partnership name, by authorized person.



Signature:                           Date:                         Signature:                         Date:
          ------------------------        ----------------------             -----------------------       ---------------------